===========================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report: October 28, 1998



                             REDWOOD EMPIRE BANCORP
            (Exact number of Registrant as specified in its charter)



          California                    File No. 0-19231          68-0166366
 (State or other jurisdiction of    (Commission File Number)    (IRS Employer)
 Incorporated or organization)                               Identification No.)



         111 Santa Rosa Avenue, Santa Rosa, California            95404-4905
         (Address of principal executive offices)                 (Zip Code)



       Registrant's telephone number, including area code: (707) 573-4800





===========================================================================

Item 5.  Other Events

Press releases for the following (article attached):

         Redwood Empire Bancorp reports third quarter 1998 financial results.

         Redwood Empire Bancorp announces share repurchase program.










                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



           10/28/98
Date:  ___________________           REDWOOD EMPIRE BANCORP
                                            (Registrant)


                                          /s/ James E. Beckwith
                                     By:
                                          James E. Beckwith
                                          Executive Vice President and
                                          Chief Financial Officer

                                 FOR:             REDWOOD EMPIRE BANCORP

                                 APPROVED BY:     James Beckwith
                                                  Chief Financial Officer
                                                  (707) 522-5215

                                 CONTACT:         Morgen-Walke Associates, Inc.
                                                  John Swenson, Bruce Schoenfeld
                                                  (415) 296-7383
For Immediate Release                             Patricia Walsh, Mark Owen
                                                  (212) 850-5600

                     REDWOOD EMPIRE BANCORP REPORTS IMPROVED
                      THIRD QUARTER 1998 FINANCIAL RESULTS

SANTA ROSA, Calif. (October 27, 1998) -- Redwood Empire Bancorp (AMEX: REB) today reported net income of $1,335,000, or $0.38 per diluted share, for its third quarter ended September 30, 1998. This compares with net income of $925,000, or $0.27 per diluted share for the third quarter a year ago and represents a 44.3% increase in net income. For the second quarter 1998, net income was $1,211,000, or $0.35 per diluted per share. Return on equity was 14.58% in the third quarter, compared with 11.67% in the same quarter a year ago and 13.84% for the second quarter of 1998.
         For the nine months ended September 30, 1998, net income was $3,653,000, or $1.05 per fully diluted share. This compares with net income of $2,389,000 or $0.70 per fully diluted share, for the first nine months of 1997 and represents a 52.9% increase in net income.
         "We are very pleased to report another quarter of improved financial performance for the Company," said Tom Whitaker, Chairman of Redwood Empire Bancorp. "We remain on track for achieving the goals we set at the beginning of the year for improving asset quality, enhancing earning asset generation, bolstering fee income and improving operational efficiency."
         Consolidated net interest income amounted to $4,918,000 compared to $5,139,000 in the same period in 1997 and $4,614,000 in the second quarter of 1998. Net interest margin for the quarter was 5.13% as compared to 5.08% in the third quarter of 1997 and 4.90% in the second quarter of 1998. Average earning assets amounted to $383,168,000 during the third quarter of 1998 as compared to $404,816,000 one year ago and $376,513,000 for the second quarter of 1998.

                                  ( - more - )

         The Company also announced that its Board of Directors has approved a common stock repurchase program under which the Company may purchase up to 5% of its outstanding shares.
         The loan loss provision was $510,000 for the quarter, versus $465,000 in the same period last year. Net chargeoffs were $219,000, or .30% of total loans on an annualized basis for the quarter as compared to $24,000 or .03% in the same quarter one year ago. Nonperforming assets at September 30, 1998 were $10,412,000 or 2.47% of total assets, as compared to non-performing assets of $16,621,000, or 3.71% of total assets, as of December 31, 1997, and $13,117,000 or 3.04% of total assets as of June 30, 1998. Non-performing assets have declined $6,209,000 or 37.3% during the first nine months of 1998.
         "We again achieved significant progress in the reduction of non-performing assets," said Whitaker. "This continues to be the highest priority for management and staff for the rest of this year."
         Fee income amounted to $4,024,000in the quarter ended September 30, 1998 as compared to $2,092,000 in the same period in 1997 or a 92.4% increase. Fee income amounted to $4,125,000 in the second quarter of 1998. The increase is attributable to the strong performance of the Company's mortgage loan brokerage and merchant credit card units. Fee income represented 45% of third quarter revenue and 44.8% of revenue on a year-to-date basis.
         "Diversification of earnings through generation of fee income has been a cornerstone of the Company's long-term strategy," noted Whitaker.
         Non interest expense amounted to $6,333,000 in the third quarter of 1998 as compared to $5,240,000 in the same period one year ago. Non interest expense totaled $6,308,000 in the second quarter of 1998.
         Total assets were $420,973,000 at quarter-end. Common book value per share was $11.15. The Company's Tier 1 capital to average assets ratio was 8.47% as of September 30, 1998.
         Redwood Empire Bancorp is the holding company for National Bank of the Redwoods, a commercial bank. The Company operates through branches and loan production offices in various northern California locations.
         The statements contained in this release, which are not historical facts, are forward-looking statements that are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements.
These risks are described in the Company's Securities and Exchange Commission filings.

                               (Tables to follow)

                     REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

       (Dollars in thousands except for earnings per share and share data)


                                                      Three Months Ended              Nine Months Ended
                                             September 30      September 30      September 30      September 30
                                                 1998              1997              1998              1997
                                            ---------------   ---------------   ---------------    --------------

Interest income                                                       $9,199           $24,975           $28,425
                                                     8,446
Interest expense                                     3,528             4,060            10,869            12,866
                                            ---------------   ---------------   ---------------    --------------
Net interest income                                  4,918             5,139            14,106            15,559
Provision for loan losses                              510               465             1,530             1,635
                                            ---------------   ---------------   ---------------    --------------
Net interest income after loan loss                  4,408             4,674            12,576            13,924
provision
Other income                                         4,024             2,092            11,476             7,436
Other expense                                        6,333             5,240            18,290            17,307
                                            ---------------   ---------------   ---------------    --------------
Income before taxes                                  2,099             1,526             5,762             4,053
Income tax expense                                     764               601             2,109             1,664
                                            ---------------   ---------------   ---------------    --------------
Net income                                           1,335               925             3,653             2,389
Preferred dividends                                                      112               112               336
                                                         -
                                            ---------------   ---------------   ---------------    --------------
Net income available for common                     $1,335              $813            $3,541            $2,053
                                            ===============   ===============   ===============    ==============



Basic earnings per share:
  Net income                                          $.40              $.29             $1.14              $.74
  Weighted average shares                        3,369,000         2,784,000         3,101,000         2,772,000

Diluted:
  Net income                                          $.38              $.27             $1.05              $.70
  Weighted average shares                        3,486,000         3,390,000         3,465,000         3,424,000



Selected Ratios
Return on Average Total Equity                     14.58 %           11.67 %           13.86 %           10.35 %
Return on Average Assets                            1.26 %             .84 %            1.15 %             .69 %

                                                                  Selected Balance Sheet Data
                                                                       (In Thousands)

                                                               September 30      September 30
                                                                   1998              1997
                                                              ---------------   ---------------

Total Loans, including Mortgage Loans Held for Sale                 $289,213          $314,391
Allowance for Loan Loss                                                8,221             7,989
Total Assets                                                         420,973           448,881
Total Deposits                                                       358,013           392,670
Equity Capital                                                        37,748            32,235
Nonperforming Assets                                                  10,412            16,878

                                   FOR:           REDWOOD EMPIRE BANCORP

                                   APPROVED BY:   James Beckwith
                                                  Chief Financial Officer
                                                  (707) 522-5215

                                   CONTACT:       Morgen-Walke Associates, Inc.
                                                  John Swenson, Bruce Schoenfeld
                                                  (415) 296-7383
For Immediate Release                             Patricia Walsh, Mark Owen
                                                  (212) 850-5600

                        REDWOOD EMPIRE BANCORP ANNOUNCES
                            SHARE REPURCHASE PROGRAM


SANTA ROSA, CALIF. (Oct. 27, 1998) - Redwood Empire Bancorp (AMEX: REB) today announced that its board of directors has authorized the repurchase of up to 5% of the Company's outstanding shares of Common Stock. Under the repurchase program, the Company plans to purchase shares from time to time on the open market or through privately negotiated transactions.
         "We believe that shares of Redwood Empire currently represent a compelling value, and that this repurchase program provides the opportunity to enhance returns on capital and increased earnings per share over the long-term," said Tom Whitaker, Chairman of Redwood Empire Bancorp.
         Redwood Empire Bancorp is the holding company for National Bank of the Redwoods, a commercial bank. The Company operates through branches and loan production offices in various northern California locations.
         The statements contained in this release, which are not historical facts, are forward-looking statements that are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements.
These risks are described in the Company's Securities and Exchange Commission filings.

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